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EXHIBIT 99.1

News Release
NYSE:NOR

Contacts:
Media: Roger Schrum 605-978-2848 roger.schrum@northwestern.com	Investors: Iya Davidson/Karen Bleier Gavin Anderson & Company 605-782-5345

NORTHWESTERN CORPORATION FILES FOR REORGANIZATION
Receives Commitment for $100 million in DIP Financing from Bank One
Utility Services Continue to Operate Normally

        SIOUX FALLS, S.D.—Sept. 15, 2003—NorthWestern Corporation (NYSE:NOR) today announced that it has filed a voluntary petition for relief seeking to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware to facilitate a financial restructuring of the Company.

        NorthWestern's subsidiaries including Blue Dot Services Inc. and Expanets, Inc. were not included in the Chapter 11 filing. The Company said it is currently in discussions with interested parties regarding the sale of its principal nonutility businesses including Expanets and Blue Dot.

        NorthWestern said that the Chapter 11 financial reorganization process should help it to significantly reduce debt, improve its capital structure and ensure the long-term financial health of its core utility operations. The Company's current financial challenges result primarily from the implementation of a diversification strategy and the significant amount of debt incurred as part of that strategy.

        For the past several months, NorthWestern has been working to effectuate an out-of-court restructuring. The Company said it was unable to accomplish all the initiatives required to implement a restructuring outside the Chapter 11 process. These initiatives included obtaining additional financing, selling its nonutility businesses and gaining shareholder support to change the Company's Certificate of Incorporation which would have allowed the issuance of additional equity to restructure debt.

        "Our Board of Directors and the new management team worked very hard to effectuate a restructuring outside of the court, and we are disappointed that we were unable to do so," said Gary G. Drook, NorthWestern's President and Chief Operating Officer. "However, we believe that reorganization under Chapter 11 will enable us to address our financial challenges while we continue to operate normally in serving our utility customers."

DIP Financing Commitment Arranged

        In conjunction with its filing, the Company has arranged a commitment for $100 million of debtor-in-possession ("DIP") financing from Bank One, N.A. Combined with unrestricted cash of approximately $20 million as of Sept. 12, 2003, and normal cash flow, the DIP financing will provide additional liquidity to continue normal operations, including the procurement of energy supplies, as the Company restructures.

        "The objective of our reorganization is to emerge as a financially stable, investment grade energy company," said Drook. "We have a solid utility operation and I am confident that by providing us with access to new financing and an orderly process to work with our creditors and restructure our debt, Chapter 11 reorganization will enable NorthWestern to become a stronger service provider, better business partner and preferred employer going forward."

Senior Noteholders Express Support for Reorganization

        A representative of the unofficial committee of NorthWestern's Senior Noteholders provided the Company with the following statement, "The unofficial committee of Senior Noteholders of NorthWestern, the members of which collectively hold beneficially more than 50 percent of the Company's Senior Notes, supports the Company in its restructuring efforts, including its filing of a voluntary Chapter 11 petition. The Unofficial Committee agrees with the Company that a substantial deleveraging of the Company's balance sheet, through a conversion of substantially all of the Company's unsecured debt into virtually all of the Company's equity, is critical to allowing the Company to emerge successfully from Chapter 11 as an investment grade entity and to better serve the needs of its creditors, customers and the community."

        Drook commented, "We believe that obtaining the support of our senior unsecured creditors is an important step in expediting our reorganization process."

Utility Services Continue to Operate Normally

        NorthWestern does not anticipate any significant operational changes, workforce reductions or changes in compensation and benefits as a result of the Chapter 11 reorganization filing. NorthWestern will pay post-petition vendors in the normal course of business.

        Drook said, "Serving our customers remains our most important business mission, and this filing does not change our commitment to continue delivering reliable energy services. In fact, we strongly believe that NorthWestern's reorganization will ultimately benefit our customers as it will improve our financial condition and restore our credit ratings, enabling greater flexibility in procuring energy which will lead to more stable rates in the long-term."

Common Stock, Trust Preferreds Expected to Be Delisted From the NYSE

        NorthWestern stated that it has been advised by the New York Stock Exchange (NYSE) that trading of the Company's common stock and all series of its trust preferred securities will be suspended and the NYSE will thereafter proceed to delist them. The Company will not oppose the NYSE's action and expects its common stock and trust preferred securities to be delisted upon approval by the Securities and Exchange Commission.

        NorthWestern had previously stated in its public filings that if the Company filed for protection under the U.S. Bankruptcy Code, its common stockholders could lose their entire investment. As a result of the bankruptcy filing, NorthWestern said it believes there is no value in the Company's common stock.

        NorthWestern has retained Lazard Frères & Co. LLC as financial advisors. Paul, Hastings, Janofsky & Walker LLP is the Company's primary restructuring counsel.

About NorthWestern

        NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data solutions to small and mid-sized businesses; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        On one or more occasions, we may make statements in this news release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

        Words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

            (i)  Because we have filed for Bankruptcy protection, our creditors will be paid prior to our stockholders and our stockholders may lose their entire investment;

           (ii)  if Expanets' or Blue Dot's business continues to be disrupted, including by the loss of key employees, customers and suppliers or reductions in liquidity, and the value of such businesses and their respective assets decline further as a result of our efforts to sell or dispose of such businesses or assets, and our limited ability to provide further funds to such businesses, then our ability to reduce debt with the proceeds of a sale of such businesses or assets will be adversely affected;

          (iii)  we may become subject to additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators which may adversely affect our ability to effectively emerge from Bankruptcy;

          (iv)  unanticipated changes in commodity prices or in fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

           (v)  increases in interest rates will increase our cost of borrowing;

          (vi)  if the rate of growth and economic conditions in our service territories decline, our operations and financial condition would be adversely affected;

         (vii)  adverse changes in general economic and competitive conditions in the markets in which we may compete may adversely affect our operations and financial condition; and

        (viii)  certain other business uncertainties related to the occurrence of natural disasters, war, hostilities and the threat of terrorist actions may adversely affect our operations and financial condition.

        We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors" which is a part of the disclosure included in Item 2 of our Report on Form 10-Q entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this news release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this news release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the Commission on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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  EXHIBIT 99.1